                                                                    Exhibit 4(f)

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                          SUBSIDIARY GUARANTY AGREEMENT

                          Dated as of December 15, 2002

            $70,000,000 7.00% Senior Notes, due December 15, 2005


                                       of

                              CLEVELAND-CLIFFS INC

================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                             HEADING                                PAGE
Parties......................................................................1

Recitals.....................................................................1

SECTION 1.        DEFINITIONS................................................2


SECTION 2.        GUARANTY OF NOTES AND NOTE AGREEMENTS......................2


SECTION 3.        GUARANTY OF PAYMENT AND PERFORMANCE........................2


SECTION 4.        GENERAL PROVISIONS RELATING TO THE GUARANTY................3


SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS...........8


SECTION 6.        GUARANTOR COVENANTS........................................9


SECTION 7.        GOVERNING LAW..............................................9


SECTION 8.        AMENDMENTS, WAIVERS AND CONSENTS..........................10


SECTION 9.        NOTICES...................................................10


SECTION 10.       MISCELLANEOUS.............................................11


SECTION 11.       INDEMNITY.................................................12


Signature...................................................................13

                          SUBSIDIARY GUARANTY AGREEMENT

            $70,000,000 7.00% Senior Notes, due December 15, 2005

      This SUBSIDIARY GUARANTY AGREEMENT dated as of December 15, 2002 (the or this "Guaranty") is entered into on a joint and several basis by the undersigned, together with any entity which may become a party hereto by execution and delivery of a Subsidiary Guaranty Supplement in substantially the form set forth as EXHIBIT A hereto (a "Guaranty Supplement") (which parties are hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors").

                                    RECITALS

      A. Each Guarantor is a subsidiary or affiliate of Cleveland-Cliffs Inc, an Ohio corporation (the "Obligor").

      B. The Obligor has entered into those certain separate Note Agreements each dated as of December 15, 1995 (the "Existing Note Agreements") among the Obligor and each of the purchasers named on Schedule I thereto (the "Initial Note Purchasers"; the Initial Note Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), the "Holders"), providing for, inter alia, the issue and sale by the Obligor to the Initial Note Purchasers of $70,000,000 aggregate principal amount of their 7.00% Senior Notes due December 15, 2005 (the "Notes").

      C. The Obligor desires the Holders to enter into that certain First Amendment Agreement dated as of December 15, 2002 (the Existing Note Agreements, as amended by the First Amendment Agreement are hereby referred to as the "Note Agreements"). The Holders have required as a condition to their execution of the First Amendment Agreement that the Obligor cause the undersigned to enter into this Guaranty and cause each entity that becomes a Subsidiary Guarantor (as defined in the Note Agreements) after December 15, 2002 to enter into a Guaranty Supplement, in each case as security for the Notes, and the Obligor has agreed to cause the undersigned to execute this Guaranty and to cause such Subsidiaries to execute a Guaranty Supplement, in each case in order to induce the Holders to execute the First Amendment Agreement and thereby benefit the Holder and its Subsidiaries.

      D. Each of the Guarantors will derive substantial direct and indirect benefit from the execution of the First Amendment Agreement by the Holders.

      NOW, THEREFORE, as required by Section 5.21 of the Note Agreements and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1.     DEFINITIONS.

      Capitalized terms used herein shall have the meanings set forth in the Note Agreements unless herein defined or the context shall otherwise require.

SECTION 2.     GUARANTY OF NOTES AND NOTE AGREEMENTS

     (a) Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Obligor of each and all of the obligations, covenants and agreements required to be performed or owed by the Obligor under the terms of the Notes, the Note Agreements and any other Financing Agreements of the Obligor and (3) the full and prompt payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable attorneys' fees), if any, as shall have been expended or incurred in the enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Agreements and any other Financing Agreements of the Obligor or under this Guaranty or in any consultation or action in connection therewith or herewith.

     (b) The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

SECTION 3.     GUARANTY OF PAYMENT AND PERFORMANCE

      This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Agreements or any other Financing Agreement be brought against the Obligor or any other Person or that resort be had to any direct or indirect security for the Financing Agreement or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Obligor or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Obligor or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

      The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4.     GENERAL PROVISIONS RELATING TO THE GUARANTY.

     (a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

            (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Obligor or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligations of the Obligor on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or waive this Guaranty; or

            (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Obligor or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Obligor on the Notes; or

            (3) settle, adjust or compromise any claim of the Obligor against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Obligor on the Notes.

      Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

      (b) Each Guarantor hereby waives, to the fullest extent permitted by law:

            (1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Obligor, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in SECTION 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

            (2) demand of payment by any Holder from the Obligor or any other Person indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

            (3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

      The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

     (c) The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect irrespective of:

            (1) the genuineness, validity, regularity or enforceability of the Notes, the Note Agreements or any other Financing Agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Obligor or any other Person on or in respect of the Notes or under the Financing Agreements or any other agreement or the power or authority or the lack of power or authority of the Obligor to issue the Notes or the Obligor to execute and deliver the Financing Agreements or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of an Obligor or any other Person as a legal entity; or

            (2) any default, failure or delay, willful or otherwise, in the performance by the Obligor, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Financing Agreements, this Guaranty or any other agreement; or

            (3) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Obligor, any Guarantor or any other Person or in respect of the property of the Obligor, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Obligor, any Guarantor or any other Person; or

            (4) impossibility or illegality of performance on the part of the Obligor, any Guarantor or any other Person of its obligations under the Notes, the Financing Agreements, this Guaranty or any other agreements; or

            (5) in respect of the Obligor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Obligor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Obligor or any other Person and whether or not of the kind hereinbefore specified; or

            (6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Obligor, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Obligor, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Financing Agreements or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

            (7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Obligor, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Financing Agreements, this Guaranty or any other agreement; or

            (8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

            (9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Obligor, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Financing Agreements, this Guaranty or any other agreement or failure to resort for payment to the Obligor, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

           (10) the acceptance of any additional security or other guaranty, the advance of additional money to the Obligor or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Financing Agreements or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

           (11) any merger or consolidation of the Obligor, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Obligor, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or partnership interests of the Obligor, any Guarantor or any other Person; or

           (12) any defense whatsoever that: (i) the Obligor or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Obligor or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Agreements or any other agreement, whether through the satisfaction or purported satisfaction by the Obligor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

           (13) any act or failure to act with regard to the Notes, the Financing Agreements, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

           (14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Financing Agreements, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Obligor shall default under or in respect of the terms of the Notes or the Financing Agreements and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Obligor under the Notes or the Financing Agreements, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

     (d) All rights of any Holder may be transferred or assigned at any time in accordance with the Note Agreements and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note in accordance with the Note Agreements whether with or without the consent of or notice to the Guarantors under this Guaranty.

     (e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Obligor with respect to the Notes and the Financing Agreements and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Obligor under or in respect of the Notes and the Financing Agreements and all amounts due and owing by the Guarantors hereunder have indefeasibly been paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Financing Agreements and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Financing Agreements and this Guaranty, whether matured or unmatured.

     (f) To the extent of any payments made under this Guaranty, each Guarantor making such payment shall have a right of contribution from the other Guarantors, but such Guarantor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the Holders for which full payment has not been made or provided for and, to that end, such Guarantor agrees not to claim or enforce any such right of contribution unless and until all of the Notes and all other sums due and payable under the Financing Agreements have been fully and irrevocably paid and discharged.

     (g) Each Guarantor agrees that to the extent the Obligor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors' obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

     (h) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Obligor under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors' burden, any right to which each Guarantor hereby expressly waives.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS

      Each Guarantor represents and warrants to each Holder that:

      (a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of the Obligor and its subsidiaries, taken as a whole, or (2) the ability of such Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this Guaranty (herein in this SECTION 5, a "Material Adverse Effect"). Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

      (b) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (c) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by-law, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to such Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Guarantor or any of its Subsidiaries.

      (d) No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

      (e) Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, this Guaranty and, on a consolidated basis with all Obligors, will not be rendered insolvent. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

SECTION 6.     GUARANTOR COVENANTS.

      From and after the date of execution of the First Amendment Agreement by the Obligor and continuing so long as any amount remains unpaid thereon each Guarantor agrees to comply with the terms and provisions of Section 5 of the Note Agreements, insofar as such provisions apply to such Guarantor, as if said Sections were set forth herein in full.

SECTION 7.     GOVERNING LAW

     (a) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE THEREIN.

     (b) Each Guarantor hereby (i) irrevocably submits and consents to the jurisdiction of the federal court located in Illinois (or, if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Guaranty may be litigated in such courts, and (ii) waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and (iii) consents that all such service of process be made by delivery to it at the address of such Person set forth in SECTION 11 below. Nothing contained in this section shall affect the right of any Holder to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against a Guarantor or to enforce a judgment obtained in the courts of any other jurisdiction.

     (c) THE PARTIES HERETO WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY, ANY FINANCING AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THE PARTIES HERETO HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 8.     AMENDMENTS, WAIVERS AND CONSENTS.

      (a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Holders.

      (b) The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 8 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

      (c) The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

      (d) Any amendment or waiver consented to as provided in this SECTION 8 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

      (e) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Obligors or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 9.     NOTICES

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (1) if to any Holder or such Holder's nominee, to such Holder or such Holder's nominee at the address specified for such communications in
      Schedule I to the Note Agreements, or at such other address as such Holder or such Holder's nominee shall have specified to any Obligor in writing,

            (2) if to any Guarantor, to such Guarantor c/o Cleveland-Cliffs Inc at its address set forth at the beginning of the Note Agreements to the attention of Chief Financial Officer, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this SECTION 9 will be deemed given only when actually received.

SECTION 10.    MISCELLANEOUS.

     (a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its
Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

     (b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Agreements, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

     (c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     (d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

     (e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

     (f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 11.    INDEMNITY.

      To the fullest extent of applicable law, each Guarantor shall indemnify and save each Holder harmless from and against any losses (other than any such losses created as a result of the gross negligence or willful misconduct of any Holder) which may arise by virtue of any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the Holder or any of them in accordance with its terms (all of the foregoing collectively, an "Indemnifiable Circumstance"). For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Obligor but for the existence of an Indemnifiable Circumstance; provided, however, that the extent of the Guarantor's aggregate liability under this SECTION 11 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to SECTION 2.

                              [Intentionally Blank]

      IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this 15th day of December, 2002.

                                       CLEVELAND-CLIFFS ORE CORPORATION.

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLEVELAND-CLIFFS IRON COMPANY.

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       NORTHSHORE SALES COMPANY

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       WABUSH IRON CO. LIMITED

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLIFFS OIL SHALE CORP.

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLIFFS ERIE L.L.C.

                                       By  /s/ R. Emmet
                                          ---------------------------------

                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLIFFS MINING COMPANY

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLIFFS MINING SERVICES COMPANY

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLIFFS REDUCED IRON CORPORATION

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLIFFS REDUCED IRON MANAGEMENT COMPANY

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       IRONUNITS LLC

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       NORTHSHORE  MINING COMPANY

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       SEIGNELAY RESOURCES, INC.

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       SILVER BAY POWER COMPANY

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       THE CLEVELAND-CLIFFS STEAMSHIP COMPANY

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLIFFS BIWABIK ORE CORPORATION

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       PICKANDS HIBBING CORPORATION

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       SYRACUSE MINING COMPANY

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLIFFS EMPIRE, INC.

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLIFFS IH EMPIRE, INC.

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLIFFS MARQUETTE, INC.

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       CLIFFS MC EMPIRE, INC.

                                       By  /s/ R. Emmet

                                          Name:  Robert Emmet
                                          ---------------------------------
                                          Title:  Treasurer

                                       CLIFFS TIOP, INC.

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       LAKE SUPERIOR & ISHPEMING RAILROAD
                                          COMPANY

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Assistant Treasurer

                                       LASCO DEVELOPMENT CORPORATION

                                       By  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Assistant Treasurer

                                       EMPIRE-CLIFFS PARTNERSHIP

                                       BY: CLIFFS EMPIRE, INC.,
                                          Its General Partner

                                          By:  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       MARQUETTE IRON MINING PARTNERSHIP

                                       BY: CLEVELAND-CLIFFS ORE CORPORATION
                                          Its General Partner

                                       By:  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                                       WHEELING-PITTSBURGH/CLIFFS PARTNERSHIP

                                       BY: CLIFFS EMPIRE, INC.,
                                          Its General Partner

                                       By:  /s/ R. Emmet
                                          ---------------------------------
                                            Name:  Robert Emmet
                                            Title:  Treasurer

                                       CLIFFS SYNFUEL CORP.


                                       By:  /s/ R. Emmet
                                          ---------------------------------
                                          Name:  Robert Emmet
                                          Title:  Treasurer

                         SUBSIDIARY GUARANTY SUPPLEMENT

To the Holders of the Notes (as
  hereinafter defined)

Ladies and Gentlemen:

      CLEVELAND-CLIFFS INC, a Delaware corporation (the "Obligor"), issued $70,000,000 aggregate principal amount of its 7.00% Senior Notes, due December 15, 2005 pursuant to those certain separate Note Agreements, each dated as of December 15, 1995 (the "Existing Note Agreements") among the Obligor and each of the purchasers named on Schedule I thereto (the "Initial Note Purchasers," together with their successors, assigns or any other future holder of the Notes, the "Holders").

      The Obligor desires the Holders to enter into that certain First Amendment Agreement dated as of December 15, 2002 (the Existing Note Agreements, as amended by the First Amendment Agreement, and as amended from time to time are hereby referred to as the "Note Agreements"), the Holders required that ________________ enter into a Subsidiary Guaranty Agreement as security for the Notes (the "Subsidiary Guaranty").

      Pursuant to Section 5.21 of the Note Agreements, the Obligor has agreed to cause the undersigned, _________________, a ___________________ organized under the laws of ____________________ (the "Additional Guarantor"), to join in the Subsidiary Guaranty. In accordance with the requirements of the Subsidiary Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Subsidiary Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Subsidiary Guaranty for the obligations of the Obligor under the Financing Agreements and Notes to the extent and in the manner set forth in the Subsidiary Guaranty.

      The undersigned is the duly elected __________________ of the Additional Guarantor, a Subsidiary or Affiliate of the Obligor, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Subsidiary Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in
Section 5 of the Subsidiary Guaranty.

      Upon execution of this Subsidiary Guaranty Supplement, the Subsidiary Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Subsidiary Guaranty are hereby ratified, confirmed and approved in all respects.


                                    EXHIBIT A
                            (to Subsidiary Guaranty)

      Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Subsidiary Guaranty without making specific reference to this Subsidiary Guaranty Supplement, but nevertheless all such references shall be deemed to include this Subsidiary Guaranty Supplement unless the context shall otherwise require.

      Dated:  _________________, _____.


                                       [NAME OF ADDITIONAL GUARANTOR]


                                       By

                                          Its


                                      -2-